Exhibit 99.5

REVOCABLE PROXY	REVOCABLE PROXY

Patapsco Bancorp, Inc.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON _________, 2007

The undersigned stockholder(s) of Patapsco Bancorp, Inc. (the “Company”), hereby appoints the Proxy Committee of the Board of Directors of the Company, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at _______________________________, at __:00 _.m., Eastern time, on _________, 2007, and at any and all adjournments thereof.  They are authorized to cast all votes to which the undersigned is entitled as follows:

				FOR	AGAINST
1.

To approve and adopt the Agreement and Plan of Merger, dated as of March 19, 2007, by and among Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, Bradford Bank and Patapsco Bancorp, Inc. pursuant to which Patapsco Bancorp, Inc. will merge with Bradford Bancorp, Inc. and each outstanding share of Patapsco Bancorp, Inc. common stock will be converted into the right to receive, at the election of the holder (i) $23.00 in cash, (ii) 2.30 shares of Bradford Bancorp, Inc. Common Stock; or (iii) a combination thereof, all on and subject to the terms and conditions of the Agreement and Plan of Merger including proration and allocation contained therein.

				☐	☐

2.

To approve the adjournment of the Meeting, if necessary, to solicit additional votes in the event there are not sufficient votes, in person or by proxy, to approve and adopt the Agreement and Plan of Merger.

				☐	☐

3.	The election as directors of all nominees listed (except as marked to the contrary below).

William R. Waters and Gary R. Bozel

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
	☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

4.	Such other business as may properly come before the Meeting or any adjournment thereof.

NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR EACH PROPOSITION AND NOMINEE STATED.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS RECOMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF THE PROXY COMMITTEE OF THE

BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Patapsco Bancorp, Inc. at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy).  If this Proxy is properly revoked as described above, then the power of the Proxy Committee to act as attorney-in-fact and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement-Prospectus dated ______________, 2007.

Dated:	Signature of Stockholder(s)

Please sign exactly as your name(s) appear(s) on the address label of the envelope in which these forms have been enclosed.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, at least one holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE